Exhibit 10.1

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 dated as of July 1, 2005 (“Amendment”) to the Employment Agreement dated as of April 18, 2005 (the “Agreement”) is by and between Leslie’s Poolmart, Inc. (the “Company”) and Steven L. Ortega (“Executive”).

Recitals

The Company and Executive agree that it is in the best interest of the Company to provide for a period during which the Executive will not assume the role of Chief Financial Officer but will commence employment with the Company in order to assure a smooth transition upon the resignation of the Company’s current Chief Financial Officer.

Agreement

1. The Company and Executive agree to amend and restate Section 3 of the Agreement in full as set forth below:

3. Position and Duties. During the Term of Employment, Executive will serve as Executive Vice President and Chief Financial Officer of Company; provided that in the event Executive commences employment prior to the resignation date of Donald Anderson, the Company’s current Chief Financial Officer, Executive will not assume such position or responsibilities until the date following Mr. Anderson’s resignation therefrom. Promptly after the date Executive becomes the Company’s Chief Financial Officer, the Company will appoint Executive to fill a vacancy on the Board of Directors of the Company (the “Board”) and each year thereafter, Company will nominate and recommend Executive for reelection to the Board at each appropriate meeting of stockholders. Executive will have responsibilities and authority, and perform executive duties, appropriate to his position. Excluding periods of vacation and sick leave, Executive is to devote substantially his full attention and time to his responsibilities to Company. However, he may serve on boards and committees of other businesses or industrial groups, attend to personal investments, and engage in civic and charitable endeavors, provided that such activities are not competitive with the business of Company and do not unduly interfere with Executive’s attention to his responsibilities under the Agreement.

2. Capitalized terms used but not defined herein shall have the same meanings as assigned to them in the Agreement.

3. Except as expressly amended hereby, the Agreement is in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

LESLIE’S POOLMART, INC.		STEVEN L. ORTEGA

/s/ Lawrence H. Hayward		/s/ Steven L. Ortega
Name:	Lawrence H. Hayward
Title:	President and CEO